EXHIBIT 99.1

PRESS RELEASE

Investor Relations:	Media:
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PHILIP MORRIS INTERNATIONAL INC. (PMI) REPORTS 2013 THIRD-QUARTER RESULTS;
REVISES 2013 FULL-YEAR REPORTED DILUTED EPS FORECAST TO A RANGE OF $5.35 TO $5.40

Third-Quarter 2013

•	Reported diluted earnings per share of $1.44, up by $0.12 or 9.1% versus $1.32 in 2012

•	Excluding unfavorable currency of $0.09, reported diluted earnings per share up by $0.21 or 15.9% versus $1.32 in 2012 as detailed in the attached Schedule 13

•	Adjusted diluted earnings per share of $1.44, up by $0.06 or 4.3% versus $1.38 in 2012

•	Excluding unfavorable currency of $0.09, adjusted diluted earnings per share up by $0.15 or 10.9% versus $1.38 in 2012 as detailed in the attached Schedule 12

•	Cigarette shipment volume of 223.1 billion units, down by 5.7%

•	Cigarette shipment volume decrease of 4.1%, excluding the Philippines

•	Reported net revenues, excluding excise taxes, of $7.9 billion, up by 0.1%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 1.6%

•	Reported operating companies income of $3.7 billion, down by 1.0%

•	Excluding unfavorable currency, reported operating companies income up by 3.3%

•	Adjusted operating companies income of $3.7 billion, down by 1.9%

•	Excluding unfavorable currency, adjusted operating companies income up by 2.4%

•	Reported operating income of $3.6 billion, down by 0.8%

•	Increased its regular quarterly dividend by 10.6% to an annualized rate of $3.76 per common share

•	Repurchased 16.7 million shares of the company's common stock for $1.5 billion

Nine Months Year-to-Date 2013

•	Reported diluted earnings per share of $4.02, up by $0.10 or 2.6% versus $3.92 in 2012

•	Excluding unfavorable currency of $0.23, reported diluted earnings per share up by $0.33 or 8.4% versus $3.92 in 2012 as detailed in the attached Schedule 17

•	Adjusted diluted earnings per share of $4.03, up by $0.04 or 1.0% versus $3.99 in 2012

•	Excluding unfavorable currency of $0.23, adjusted diluted earnings per share up by $0.27 or 6.8% versus $3.99 in 2012 as detailed in the attached Schedule 16

•	Cigarette shipment volume of 657.0 billion units, down by 5.3%

•	Cigarette shipment volume decrease of 3.0%, excluding the Philippines

•	Reported net revenues, excluding excise taxes, of $23.4 billion, down by 0.3%

•	Excluding unfavorable currency, reported net revenues, excluding excise taxes, up by 1.7%

•	Reported operating companies income of $10.5 billion, down by 2.9%

•	Excluding unfavorable currency, reported operating companies income up by 1.0%

•	Adjusted operating companies income, reflecting the items detailed in the attached Schedule 15, of $10.5 billion, down by 3.3%

•	Excluding unfavorable currency, adjusted operating companies income up by 0.6%

•	Reported operating income of $10.3 billion, down by 3.0%

•	Repurchased 50.1 million shares of the company's common stock for $4.5 billion

Full-Year 2013

•	PMI revises its 2013 full-year reported diluted earnings per share forecast to be in a range of $5.35 to $5.40, versus $5.17 in 2012

•
This forecast includes the unfavorable special tax item of $0.01 per share associated with the enactment of the American Taxpayer Relief Act of 2012 reported in the first quarter of 2013, an anticipated 2013 fourth-quarter charge, related to a previously announced organizational restructuring, of approximately $0.03 per share, and reflects a cautious outlook regarding certain markets

•
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.33 for the full-year 2013, and the aforementioned tax item and restructuring charge, reported diluted earnings per share are projected to increase by approximately 10% versus adjusted diluted earnings per share of $5.22 in 2012 as detailed in the attached Schedule 20

NEW YORK, October 17, 2013 - Philip Morris International Inc. (NYSE / Euronext Paris: PM) today announced its 2013 third-quarter results.
“Our strong EPS and cash flow performance this quarter primarily reflected robust pricing. Our share momentum, particularly in the EU, partially offset weaker industry volumes,” said André Calantzopoulos, Chief Executive Officer.
“While the evolution of the macro-economic environment and tax-paid cigarette industry volume remain a challenge, our business fundamentals are solid and we continue to anticipate a strong final quarter.”
"Our confidence in these fundamentals was further reflected in our announcement during the quarter of an increase in our regular quarterly dividend of 10.6%. Since the spin-off, we have increased the dividend every year by an accumulated 104.3% to reach an annualized rate of $3.76 per common share.”

Conference Call
A conference call, hosted by Jacek Olczak, Chief Financial Officer, with members of the investor community and news media, will be webcast at 9:00 a.m., Eastern Time, on October 17, 2013. Access is available at www.pmi.com/webcasts.

Dividends and Share Repurchase Program

During the quarter, PMI declared a regular quarterly dividend of $0.94, representing an annualized rate of $3.76 per common share, and spent $1.5 billion to repurchase 16.7 million shares, as shown in the table below.

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Current $18 Billion, Three-Year Program
	Value	Shares
	($ Mio.)	000

August - December 2012	$2,853	32,206
January - March 2013	1,500	16,685
April - June 2013	1,545	16,665
July - September 2013	1,455	16,717
Total Under Program	$7,353	82,273

Since May 2008, when PMI began its first share repurchase program, the company has spent an aggregate of $32.4 billion to repurchase 539.0 million shares at an average price of $60.02 per share, or 25.6% of the shares outstanding at the time of the spin-off in March 2008.

Acquisitions and Agreements
The previously announced sale by Grupo Carso, S.A.B. de C. V. to PMI of its 20% interest in PMI's Mexican tobacco business was completed on September 30, 2013, with the approval of the Mexican antitrust authority, for $703 million.  The transaction, which resulted in PMI owning 100% of its Mexican business, is projected to be marginally accretive to PMI's earnings per share as of the fourth quarter of 2013.
On September 30, 2013, PMI announced its entry into a definitive agreement to acquire 49% of the shares of United Arab Emirates-based Arab Investors-TA (FZC) (“AITA”) for $625 million. Through its acquisition of 49% of the shares of AITA, PMI will secure an almost 25% economic interest in the Société des Tabacs Algéro-Emiratie, a joint venture which is 51% owned by AITA and 49% by the Algerian state-owned Société Nationale des Tabacs et Allumettes SpA. This equity investment in AITA will provide PMI with enhanced earnings from Algeria and is projected to be accretive to PMI’s earnings per share as of 2014.

2013 Full-Year Forecast
PMI revises its 2013 full-year reported diluted earnings per share forecast to be in a range of $5.35 to $5.40, versus $5.17 in 2012. This forecast includes the unfavorable special tax item of $0.01 per share associated with the enactment of the American Taxpayer Relief Act of 2012 reported in the first quarter of 2013, an anticipated 2013 fourth-quarter charge, related to a previously announced organizational restructuring, of approximately $0.03 per share, and reflects a cautious outlook regarding certain markets.
Excluding an unfavorable currency impact, at prevailing exchange rates, of approximately $0.33 for the full-year 2013, and the aforementioned tax item and restructuring charge, reported diluted earnings per share are projected to increase by approximately 10% versus adjusted diluted earnings per share of $5.22 in 2012 as detailed in the attached Schedule 20.
This forecast includes a one-year gross productivity and cost savings target for 2013 of approximately $300 million and a share repurchase target for 2013 of $6.0 billion.
This forecast excludes the impact of any potential future acquisitions, unanticipated asset impairment and exit cost charges, future changes in currency exchange rates and any unusual events.
The factors described in the Forward-Looking and Cautionary Statements section of this release represent continuing risks to these projections.

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2013 THIRD-QUARTER CONSOLIDATED RESULTS

In this press release, “PMI” refers to Philip Morris International Inc. and its subsidiaries.  References to total international cigarette market, defined as worldwide cigarette volume excluding the United States, total cigarette market, total market and market shares are PMI estimates based on the latest available data from a number of internal and external sources and may, in defined instances, exclude the People's Republic of China and/or PMI's duty-free business. The term “net revenues” refers to operating revenues from the sale of our products, excluding excise taxes and net of sales and promotion incentives. Operating companies income, or “OCI,” is defined as operating income before general corporate expenses and the amortization of intangibles.  PMI's management evaluates business segment performance and allocates resources based on OCI.  Management also reviews OCI, OCI margins and earnings per share, or “EPS,” on an adjusted basis (which may exclude the impact of currency and other items such as acquisitions, asset impairment and exit costs, discrete tax items and unusual items), earnings before interest, taxes, depreciation, and amortization, or “EBITDA,” free cash flow, defined as net cash provided by operating activities less capital expenditures, and net debt.  PMI believes it is appropriate to disclose these measures as they improve comparability and help investors analyze business performance and trends. Non-GAAP measures used in this release should be considered neither in isolation nor as a substitute for the financial measures prepared in accordance with U.S. GAAP. Comparisons are to the same prior-year period unless otherwise stated.  For a reconciliation of non-GAAP measures to corresponding GAAP measures, see the relevant schedules provided with this release.

NET REVENUES

PMI Net Revenues ($ Millions)
	Third-Quarter				Nine Months Year-to-Date
				Excl.				Excl.
	2013	2012	Change	Curr.	2013	2012	Change	Curr.
European Union	$2,281	$2,125	7.3%	1.8%	$6,457	$6,463	(0.1)%	(1.9)%
Eastern Europe, Middle East & Africa	2,285	2,207	3.5%	3.9%	6,509	6,193	5.1%	5.9%
Asia	2,543	2,761	(7.9)%	(0.8)%	8,025	8,393	(4.4)%	1.1%
Latin America & Canada	818	827	(1.1)%	2.9%	2,437	2,439	(0.1)%	3.2%
Total PMI	$7,927	$7,920	0.1%	1.6%	$23,428	$23,488	(0.3)%	1.7%

Net revenues of $7.9 billion were up by 0.1%, including unfavorable currency of $120 million. Excluding currency, net revenues increased by 1.6%, driven by favorable pricing of $488 million across all Regions, partially offset by unfavorable volume/mix of $361 million.

OPERATING COMPANIES INCOME

PMI Operating Companies Income ($ Millions)
	Third-Quarter				Nine Months Year-to-Date
				Excl.				Excl.
	2013	2012	Change	Curr.	2013	2012	Change	Curr.
European Union	$1,207	$1,085	11.2%	5.4%	$3,227	$3,232	(0.2)%	(1.8)%
Eastern Europe, Middle East & Africa	1,088	1,047	3.9%	7.0%	2,968	2,805	5.8%	8.1%
Asia	1,097	1,297	(15.4)%	(1.7)%	3,567	4,068	(12.3)%	(2.7)%
Latin America & Canada	267	267	—%	4.9%	776	753	3.1%	6.4%
Total PMI	$3,659	$3,696	(1.0)%	3.3%	$10,538	$10,858	(2.9)%	1.0%

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Reported operating companies income of $3.7 billion was down by 1.0%, including unfavorable currency of $160 million. Excluding currency, operating companies income increased by 3.3%, reflecting favorable pricing, partly offset by unfavorable volume/mix of $289 million, primarily in the Philippines and Russia.
Adjusted operating companies income decreased by 1.9% as shown in the table below and detailed in Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 2.4%.

PMI Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-to-Date
	2013	2012	Change		2013	2012	Change
Reported OCI	$3,659	$3,696	(1.0)%		$10,538	$10,858	(2.9)%
Asset impairment & exit costs	—	(34)			(8)	(50)
Adjusted OCI	$3,659	$3,730	(1.9)%		$10,546	$10,908	(3.3)%
Adjusted OCI Margin*	46.2%	47.1%	(0.9)	p.p.	45.0%	46.4%	(1.4)	p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, increased by 0.4 points to 47.5%, as detailed in Schedule 11.

SHIPMENT VOLUME & MARKET SHARE

PMI Cigarette Shipment Volume (Million Units)

	Third-Quarter			Nine Months Year-to-Date
	2013	2012	Change	2013	2012	Change
European Union	48,969	51,629	(5.2)%	140,659	151,222	(7.0)%
Eastern Europe, Middle East & Africa	76,902	81,388	(5.5)%	220,034	226,472	(2.8)%
Asia	73,296	79,507	(7.8)%	226,503	244,009	(7.2)%
Latin America & Canada	23,957	24,007	(0.2)%	69,774	72,214	(3.4)%
Total PMI	223,124	236,531	(5.7)%	656,970	693,917	(5.3)%

2013 Third-Quarter
PMI's cigarette shipment volume of 223.1 billion units decreased by 5.7%, or 13.4 billion units, due principally to a total industry volume decline. The decrease in PMI's cigarette shipment volume mainly reflected: in the EU, the unfavorable impact of excise tax-driven price increases, the weak economic and employment environment, the share growth of the other tobacco products (OTP) category, and the prevalence of non-duty paid products; in EEMA, the impact of price increases in Russia in the first and third quarters of 2013, an increase in illicit trade and a weak economy; and, in Asia, the unfavorable impact of the disruptive January 2013 excise tax increase in the Philippines, and lower share and the reversal of trade inventory movements in Pakistan following the excise tax increase in the second quarter of 2013, partly offset by Indonesia. Excluding the Philippines, PMI's cigarette shipment volume decreased by 4.1%. On a nine months year-to-date basis, PMI's cigarette shipment volume decreased by 3.0%, excluding the Philippines.
Total cigarette shipments of Marlboro of 75.2 billion units decreased by 2.5%, due primarily to declines in: the EU, notably France and Spain, partly offset by Italy; EEMA, primarily Russia and Ukraine, partly offset by North Africa; Asia, predominantly the Philippines, partly offset by Japan reflecting the launch of Marlboro Clear Taste in September;

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and Latin America & Canada, mainly Mexico. Excluding the Philippines, total cigarette shipments of Marlboro decreased by 0.3%.
Total cigarette shipments of L&M of 24.1 billion units decreased by 2.1%, driven notably by Algeria, Egypt and Turkey, partly offset by Germany and Thailand. Total cigarette shipments of Bond Street of 11.9 billion units decreased by 7.2%, due predominantly to Russia and Ukraine. Total cigarette shipments of Philip Morris of 8.8 billion units decreased by 6.6%, due primarily to Italy and the Philippines, partly offset by Argentina. Total cigarette shipments of Parliament of 11.8 billion units increased by 0.4%, driven mainly by Turkey, partly offset by Japan. Total cigarette shipments of Chesterfield of 9.2 billion units decreased by 1.9%, due primarily to Russia and Ukraine, partly offset by Germany and Turkey. Total cigarette shipments of Lark of 7.2 billion units decreased by 11.9%, due predominantly to Japan and Turkey.
Total shipment volume of OTP, in cigarette equivalent units, decreased by 1.7%, due mainly to a decline in Southern Africa, partly offset by growth in the EU, notably in Italy. Total shipment volume for cigarettes and OTP, in cigarette equivalent units, decreased by 5.5%.
PMI's market share increased in a number of key markets, including Algeria, Argentina, Austria, Belgium, Brazil, Canada, Egypt, France, Greece, Indonesia, Italy, Kazakhstan, Korea, the Netherlands, Poland, Portugal, Saudi Arabia, Spain, Thailand, Turkey, Ukraine and the United Kingdom.

EUROPEAN UNION REGION (EU)
2013 Third-Quarter
Net revenues of $2.3 billion increased by 7.3%.  Excluding favorable currency of $118 million, net revenues increased by 1.8%, reflecting favorable pricing of $125 million, notably in Germany, France and Spain, partly offset by unfavorable volume/mix of $87 million, largely reflecting a lower total market, notably in France, Italy, Poland and Spain.
Operating companies income of $1.2 billion increased by 11.2%, including favorable currency of $63 million. Excluding currency, operating companies income increased by 5.4%, mainly driven by favorable pricing, partly offset by unfavorable volume/mix of $68 million.
Adjusted operating companies income increased by 11.2%, as shown in the table below and detailed on Schedule 11.  Adjusted operating companies income, excluding favorable currency, increased by 5.4%.

EU Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-to-Date
	2013	2012	Change		2013	2012	Change
Reported OCI	$1,207	$1,085	11.2%		$3,227	$3,232	(0.2)%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,207	$1,085	11.2%		$3,227	$3,232	(0.2)%
Adjusted OCI Margin*	52.9%	51.1%	1.8	p.p.	50.0%	50.0%	—	p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.
Adjusted operating companies income margin, excluding favorable currency, increased by 1.8 points to 52.9%, as detailed in Schedule 11.

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The total cigarette market in the EU of 130.5 billion units decreased by 5.4%, representing a more modest rate of decline compared to the 10.6% and 8.0% decrease in the first and second quarters of 2013, respectively. On a September year-to-date basis, the total cigarette market in the EU decreased by 7.9%. The decrease in the third quarter was due primarily to the impact of tax-driven price increases, the unfavorable economic and employment environment and the prevalence of non-duty paid products. The total OTP market in the EU of 42.3 billion cigarette equivalent units increased by 0.7%, reflecting a larger total fine cut market, up by 0.3% to 37.0 billion cigarette equivalent units.
Although PMI's cigarette shipment volume of 49.0 billion units decreased by 5.2%, due principally to a lower total market across the Region,  PMI's market share increased by 0.2 points to 38.3%. On a September year-to-date basis, PMI's market share increased by 0.6 points to 38.6%.  While shipment volume of Marlboro of 24.2 billion units in the quarter decreased by 3.0%, mainly due to a lower total market, market share increased by 0.1 point to 18.8%. On a September year-to-date basis, market share of Marlboro increased by 0.5 points to 19.0%. Shipment volume of L&M in the quarter increased by 1.3% to 9.0 billion units and market share increased by 0.4 points to 6.9%. Shipment volume of Chesterfield of 5.0 billion units increased by 5.7% and market share increased by 0.1 point to 4.0%, driven by gains, notably in Austria, the Czech Republic, Portugal and the UK, partly offset by Germany. Although shipment volume of Philip Morris of 2.5 billion units decreased by 13.1%, market share increased by 0.2 points to 1.9%, with gains notably in France and Italy.
PMI's shipments of OTP of 5.3 billion cigarette equivalent units increased by 6.0%, driven by higher share. PMI's OTP total market share was 12.8%, up by 1.0 point, driven by gains in the fine cut category, notably in France, up by 1.9 points to 26.4%, Italy, up by 14.0 points to 40.3%, Poland, up by 3.1 points to 21.0%, Portugal, up by 13.4 points to 30.7%, and Spain, up by 2.3 points to 14.2%.

EU Key Market Commentaries
In France, the total cigarette market of 12.2 billion units decreased by 10.8%, mainly reflecting the unfavorable impact of price increases in the fourth quarter of 2012 and July 2013, an increase in the prevalence of non-duty paid products, growth of the fine cut category, and a weak economy. Although PMI's shipments of 4.8 billion units decreased by 6.8%, market share increased by 1.1 points to 40.0%, mainly driven by the resilience of premium Philip Morris, up by 0.7 points to 8.9%, reinforced by the Philip Morris Green variants which were introduced in February 2013, and the growth of Chesterfield, up by 0.1 point to 3.4%. Market share of Marlboro and L&M increased by 0.1 point each to 24.6% and 2.6%, respectively. The total industry fine cut category of 3.5 billion cigarette equivalent units increased by 0.7%. PMI's market share of the category increased by 1.9 points to 26.4%.
In Germany, the total cigarette market of 21.9 billion units increased by 0.8%, mainly reflecting the favorable impact of competitors' trade inventory movements. The underlying total market is estimated to have declined by 2.7%, largely due to the impact of price increases in the second quarter of 2013. PMI's shipments of 7.6 billion units decreased by 1.4%. Market share decreased by 0.7 points to 34.5%, mainly due to Marlboro and Chesterfield, down by 0.5 and 0.6 points to 20.5% and 1.7%, respectively, partly offset by L&M, up by 0.5 points to 10.7%. While PMI's market share was down in the quarter, it was up by 0.2 points to 36.0% on a September year-to-date basis, driven by Marlboro, up by 0.8 points to 22.0%. The total industry fine cut category of 10.9 billion cigarette equivalent units was flat. PMI's market share of the category was down by 0.3 points to 13.7%.
In Italy, the total cigarette market of 20.1 billion units decreased by 4.1%, reflecting an unfavorable economic and employment environment and the prevalence of illicit trade and substitute products.  Although PMI's shipments

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of 10.2 billion units decreased by 5.4%, market share increased by 0.1 point to 53.3%, with Marlboro up by 0.3 points to 26.2%. Market share of Philip Morris increased by 1.3 points to 2.5%, benefiting from the 2012 launch of Philip Morris Selection in the low-price segment, partially offset by Chesterfield, down by 0.1 point to 3.5%, and Diana in the low-price segment, down by 1.1 points to 11.1%, impacted by the growth of the super-low price segment and the availability of non-duty paid products. The total industry fine cut category of 1.5 billion cigarette equivalent units decreased by 1.9%, reflecting the 2012 excise tax-driven reduction of the price gap differential with cigarettes. PMI's market share of the category increased by 14.0 points to 40.3%, driven by Marlboro Red and Gold fine cut.
In Poland, the total cigarette market of 12.7 billion units decreased by 8.3%, mainly reflecting the unfavorable impact of price increases in the first quarter of 2013, and the availability of non-duty paid OTP products. Although PMI's shipments of 4.7 billion units decreased by 7.4%, PMI's market share increased by 0.3 points to 37.4%, driven by Marlboro, up by 0.3 points to 11.9% and by L&M and Chesterfield, up by 2.3 and 0.3 points to 18.8% and 2.2%, respectively. While the total industry fine cut category of 0.8 billion cigarette equivalent units decreased by 6.5%, reflecting the prevalence of non-duty paid OTP products, PMI's market share of the category increased by 3.1 points to 21.0%.
In Spain, the total cigarette market of 13.2 billion units decreased by 11.3%, mainly due to the impact of price increases in 2012 and the first and third quarters of 2013, the unfavorable economic and employment environment and illicit trade. Although PMI's shipments of 3.8 billion units decreased by 13.5%, PMI's market share increased by 0.1 point to 31.1%, driven by higher share of Marlboro, up by 0.5 points to 15.3%. Market share of Chesterfield was flat at 8.9%, and share of Philip Morris and L&M was down by 0.1 point and 0.2 points to 0.8% and 6.0%, respectively. The total industry fine cut category of 2.7 billion cigarette equivalent units decreased by 5.5%, due to tax-driven price increases in the first and third quarters. PMI's market share of the category increased by 2.3 points to 14.2%.

EASTERN EUROPE, MIDDLE EAST & AFRICA REGION (EEMA)
2013 Third-Quarter
Net revenues of $2.3 billion increased by 3.5%. Excluding unfavorable currency of $9 million, net revenues increased by 3.9%, driven by favorable pricing of $201 million, principally in Kazakhstan, Russia, Turkey and Ukraine, partly offset by unfavorable volume/mix of $114 million, mainly due to lower volume in Russia.
Operating companies income of $1.1 billion increased by 3.9%. Excluding unfavorable currency of $32 million, operating companies income increased by 7.0%, due primarily to higher pricing, partly offset by unfavorable volume/mix of $91 million.
Adjusted operating companies income increased by 3.9%, as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 7.0%.

EEMA Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-to-Date
	2013	2012	Change		2013	2012	Change
Reported OCI	$1,088	$1,047	3.9%		$2,968	$2,805	5.8%
Asset impairment & exit costs	—	—			—	—
Adjusted OCI	$1,088	$1,047	3.9%		$2,968	$2,805	5.8%
Adjusted OCI Margin*	47.6%	47.4%	0.2	p.p.	45.6%	45.3%	0.3	p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

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Adjusted operating companies income margin, excluding unfavorable currency, increased by 1.4 points to 48.8%, as detailed on Schedule 11.

PMI's cigarette shipment volume of 76.9 billion units decreased by 5.5%, mainly due to the Middle East, Russia and Serbia, partly offset by North Africa.
PMI's cigarette shipment volume of premium brands decreased by 1.1%, due principally to Marlboro, down by 2.4% to 22.2 billion units, partly offset by Parliament, up by 4.3% to 8.9 billion units.

EEMA Key Market Commentaries
In Russia, PMI's shipment volume of 23.0 billion units decreased by 10.1%, mainly due to the unfavorable impact of tax-driven price increases, illicit trade and a weak economy. Shipment volume of PMI's premium portfolio decreased by 8.1%, mainly due to Marlboro and Parliament, down by 16.7% and 4.1%, respectively. In the mid-price segment, shipment volume decreased by 15.3%, mainly due to Chesterfield, down by 20.7%. In the low-price segment, shipment volume decreased by 8.4%, mainly due to Bond Street, Optima and Apollo Soyuz, down by 7.7%, 14.6% and 22.5%, respectively. While PMI's August quarter-to-date market share of 26.1%, as measured by Nielsen, was down by 0.4 points, it was stable compared to the first two quarters of 2013. Market share of Parliament increased by 0.3 points to 3.4%, Marlboro decreased by 0.2 points to 1.7%, L&M increased by 0.4 points to 3.0%, Chesterfield decreased by 0.4 points to 3.0%, Bond Street decreased by 0.2 points to 6.3%, and Next increased by 0.4 points to 3.3%.
In Turkey, the total cigarette market of 24.8 billion units decreased by an estimated 5%, primarily reflecting the renewed growth of illicit trade. PMI's shipment volume of 12.6 billion units decreased by 2.4%. PMI's August quarter-to-date market share, as measured by Nielsen, increased by 0.1 point to 46.1%, mainly driven by premium Parliament and mid-price Muratti, up by 1.1 and 0.3 points to 10.2% and 6.9%, respectively, partly offset by Marlboro, down by 0.2 points to 9.1%, and low-price L&M, down by 1.1 points to 7.4%.
In Ukraine, the total cigarette market of 20.1 billion units decreased by an estimated 14%, mainly reflecting the impact of tax-driven price increases in the first quarter of 2013 and an increase in illicit trade. Although PMI's shipment volume of 6.9 billion units decreased by 5.9%, PMI's August quarter-to-date market share, as measured by Nielsen, increased by 0.6 points to 33.1%, mainly due to growth from PMI's low-price segment brands of Bond Street, Optima and President. Share for premium Parliament increased by 0.2 points to 3.4%. Share of Marlboro decreased by 0.2 points to 5.5%.

ASIA REGION
2013 Third-Quarter
Net revenues of $2.5 billion decreased by 7.9%, including unfavorable currency of $196 million. Excluding currency, net revenues decreased by 0.8%, due to unfavorable volume/mix of $144 million, primarily in the Philippines, partially offset by favorable pricing of $122 million, principally in Australia and Indonesia.
Operating companies income of $1.1 billion decreased by 15.4%, including unfavorable currency of $178 million. Excluding currency, operating companies income decreased by 1.7%, due primarily to unfavorable volume/mix of $106 million, and higher manufacturing costs, principally in Indonesia driven mainly by higher clove prices, partly offset by favorable pricing.

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Adjusted operating companies income decreased by 17.0% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, decreased by 3.5%.

Asia Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-to-Date
	2013	2012	Change		2013	2012	Change
Reported OCI	$1,097	$1,297	(15.4)%		$3,567	$4,068	(12.3)%
Asset impairment & exit costs	—	(24)			(8)	(24)
Adjusted OCI	$1,097	$1,321	(17.0)%		$3,575	$4,092	(12.6)%
Adjusted OCI Margin*	43.1%	47.8%	(4.7)	p.p.	44.5%	48.8%	(4.3)	p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, decreased by 1.3 points to 46.5%, as detailed on Schedule 11, primarily reflecting the impact of unfavorable volume/mix, mainly in the Philippines, and higher costs.

PMI's cigarette shipment volume of 73.3 billion units decreased by 7.8%, due primarily to the lower total market in the Philippines, and lower share and the reversal of trade inventory movements in Pakistan following the excise tax increase in the second quarter of 2013, partly offset by share growth in Indonesia. Excluding the Philippines, PMI's cigarette shipment volume decreased by 2.8%.
Shipment volume of Marlboro of 19.5 billion units decreased by 1.6%. Excluding the Philippines, shipment volume of Marlboro increased by 9.6%, primarily reflecting the launch of Marlboro Clear Taste in Japan as well as market share growth in Indonesia and Vietnam.

Asia Key Market Commentaries
In Indonesia, the total cigarette market of 74.1 billion units increased by 0.3%. PMI's shipment volume in the quarter of 27.1 billion units increased by 1.6%. PMI's market share increased by 0.4 points to 36.6%, driven notably by machine-made, Low Tar Low Nicotine (LTLN) Sampoerna A in the premium segment, up by 0.6 points to 14.8%, and machine-made, LTLN mid-price U Mild, up by 0.9 points to 4.3%. Market share of the hand-rolled, full-flavor Dji Sam Soe in the premium segment decreased by 1.4 points to 6.7%, mainly due to a retail price change ahead of competition. Marlboro's market share increased by 0.5 points to 5.4% and its share of the “white” cigarettes segment, representing 7.0% of the total cigarette market, increased by 5.7 points to 77.8%.
In Japan, the total cigarette market of 50.0 billion units decreased by 1.2%. PMI's shipment volume of 13.5 billion units decreased by 2.0%, principally due to a lower total market and share. PMI's market share decreased by 1.0 point to 26.5%, reflecting the impact of PMI's principal competitor's brand launches and significant promotional activities since the start of 2013. Although Marlboro's market share decreased by 0.3 points to 12.2% in the quarter, it was essentially stable compared to the first and second quarters, reflecting the brand's overall resilience which was supported by the launch of Marlboro Clear Taste in September. Share of Lark and Philip Morris in the quarter decreased by 0.3 and 0.2 points to 7.9% and 2.1%, respectively. Share of Virginia S. was flat at 2.0%.
In Korea, the total cigarette market of 23.6 billion units decreased by 2.7%. Although PMI's shipment volume of 4.6 billion units decreased slightly by 0.6%, market share increased by 0.4 points to 19.4%, reflecting the second

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sequential quarter of share growth. Market share of Marlboro and Parliament in the quarter increased by 0.2 and 0.5 points to 7.7% and 6.9%, respectively. Market share of Virginia S. decreased by 0.1 point to 4.3%.
In the Philippines, the total industry cigarette volume of 23.0 billion units was estimated to have decreased by 6.7%, reflecting a partial, but insufficient, improvement in declared tax-paid volume by PMI's main local competitor as well as government tax enforcement. PMI's shipment volume of 17.8 billion units decreased by 20.7%, primarily reflecting the unfavorable impact of the disruptive excise tax increase in January 2013 and the prevalence of non-duty paid domestic product. PMI's market share in the quarter decreased by 13.6 points to 77.2%, primarily due to down-trading to competitors' brands. Marlboro's market share decreased by 5.9 points to 15.3%. Share of low-price Fortune decreased by 22.6 points to 27.5%, partly offset by gains from PMI's other local low-price brands.

LATIN AMERICA & CANADA REGION
2013 Third-Quarter
Net revenues of $818 million decreased by 1.1%, including unfavorable currency of $33 million. Excluding currency, net revenues increased by 2.9%, driven by favorable pricing of $40 million, principally in Argentina, Canada and Mexico, partially offset by unfavorable volume/mix of $16 million.
Operating companies income of $267 million was flat, including unfavorable currency of $13 million. Excluding currency, operating companies income increased by 4.9%, primarily driven by favorable pricing, partially offset by unfavorable volume/mix of $24 million.
Adjusted operating companies income decreased by 3.6% as shown in the table below and detailed on Schedule 11. Adjusted operating companies income, excluding unfavorable currency, increased by 1.1%.

Latin America & Canada Operating Companies Income ($ Millions)

	Third-Quarter				Nine Months Year-to-Date
	2013	2012	Change		2013	2012	Change
Reported OCI	$267	$267	—%		$776	$753	3.1%
Asset impairment & exit costs	—	(10)			—	(26)
Adjusted OCI	$267	$277	(3.6)%		$776	$779	(0.4)%
Adjusted OCI Margin*	32.6%	33.5%	(0.9)	p.p.	31.8%	31.9%	(0.1)	p.p.
*Margins are calculated as adjusted OCI, divided by net revenues, excluding excise taxes.

Adjusted operating companies income margin, excluding unfavorable currency, decreased by 0.6 points to 32.9%, as detailed on Schedule 11.

PMI's cigarette shipment volume of 24.0 billion units decreased by 0.2%, principally due to a lower total market and share in Mexico. Shipment volume of Marlboro of 9.2 billion units decreased by 3.0%, mainly reflecting a lower total market and share in Mexico, partly offset by higher share in Brazil and Colombia.

Latin America & Canada Key Market Commentaries
In Argentina, the total cigarette market of 10.3 billion units increased by 1.1%. PMI's cigarette shipment volume of 7.9 billion units increased by 2.1%. PMI's market share increased by 1.0 point to 76.0%, driven by mid-price Philip Morris, up by 2.4 points to 42.2%, reflecting the positive impact of its capsule variants, partly offset by low-price Next,

- -11 -

down by 0.7 points to 2.4%. Share of Marlboro decreased by 0.3 points to 23.7%.
In Canada, the total cigarette market of 7.7 billion units decreased by 2.4%. PMI's cigarette shipment volume of 2.9 billion units increased by 0.1% and market share increased by 1.5 points to 38.4%, with premium brands Benson & Hedges and Belmont up by 0.2 points each to 2.5% and 2.8%, respectively. Market share of low-price brand Next was up by 2.1 points to 10.5%, partly offset by mid-price Number 7 and low-price Accord, down by 0.3 points each to 4.2% and 2.9%, respectively. Market share of mid-price Canadian Classics was up by 0.5 points to 10.6%.
In Mexico, the total cigarette market of 8.4 billion units decreased by 0.9%. PMI's cigarette shipment volume of 6.0 billion units decreased by 2.5%. PMI's market share decreased by 1.2 points to 72.4%, due mainly to: unfavorable segment mix following the impact of price increases in January 2013; and a competitor's launch of brands in a 15s per pack format, at price parity with 14s, in the low price segment. While market share of Marlboro and Benson & Hedges decreased by 3.1 and 0.6 share points to 50.5% and 5.5%, respectively, PMI's share of the premium price segment increased by 1.1 points to 90.9%. Market share of low-price Delicados, the second best-selling brand in the market, increased by 1.2 points to 11.7%, and PMI's other local low-price brands increased by a combined 1.3 points to 4.5%.

Philip Morris International Inc. Profile
Philip Morris International Inc. (PMI) is the leading international tobacco company, with seven of the world's top 15 international brands, including Marlboro, the number one cigarette brand worldwide. PMI's products are sold in more than 180 markets. In 2012, the company held an estimated 16.3% share of the total international cigarette market outside of the U.S., or 28.8% excluding the People's Republic of China and the U.S. For more information, see www.pmi.com.

Forward-Looking and Cautionary Statements
This press release contains projections of future results and other forward-looking statements. Achievement of projected results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI's business risks include: significant increases in cigarette-related taxes; the imposition of discriminatory excise tax structures; fluctuations in customer inventory levels due to increases in product taxes and prices; increasing marketing and regulatory restrictions, often with the goal of reducing or preventing the use of tobacco products; health concerns relating to the use of tobacco products and exposure to environmental tobacco smoke; litigation related to tobacco use; intense competition; the effects of global and individual country economic, regulatory and political developments; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations; adverse changes in applicable corporate tax laws; adverse changes in the cost and quality of tobacco and other agricultural products and raw materials; and the integrity of its information systems. PMI's future profitability may also be adversely affected should it be unsuccessful in its attempts to produce products with the potential to reduce the risk of smoking-related diseases; if it is unable to successfully introduce new products, promote brand equity, enter new markets or improve its margins through increased prices and productivity gains; if it is unable to expand its brand

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portfolio internally or through acquisitions and the development of strategic business relationships; or if it is unable to attract and retain the best global talent.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended June 30, 2013. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.

###

- -13 -

			Schedule 1
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2013	2012	% Change
Net revenues	$20,629	$19,592	5.3%
Cost of sales	2,618	2,584	1.3%
Excise taxes on products (1)	12,702	11,672	8.8%
Gross profit	5,309	5,336	(0.5)%
Marketing, administration and research costs	1,650	1,606
Asset impairment and exit costs	—	34
Operating companies income	3,659	3,696	(1.0)%
Amortization of intangibles	23	24
General corporate expenses	43	49
Operating income	3,593	3,623	(0.8)%
Interest expense, net	239	211
Earnings before income taxes	3,354	3,412	(1.7)%
Provision for income taxes	952	1,088	(12.5)%
Net earnings	2,402	2,324	3.4%
Net earnings attributable to noncontrolling interests	62	97
Net earnings attributable to PMI	$2,340	$2,227	5.1%

Per share data:(2)
Basic earnings per share	$1.44	$1.32	9.1%
Diluted earnings per share	$1.44	$1.32	9.1%

(1) The segment detail of excise taxes on products sold for the quarters ended September 30, 2013 and 2012 is shown on Schedule 2.

(2) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the quarters ended September 30, 2013 and 2012 are shown on Schedule 4, Footnote 1.

						Schedule 2
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2013	Net Revenues (1)	$7,487	$5,546	$5,144	$2,452	$20,629
	Excise Taxes on Products	(5,206)	(3,261)	(2,601)	(1,634)	(12,702)
	Net Revenues excluding Excise Taxes	2,281	2,285	2,543	818	7,927

2012	Net Revenues	$6,904	$5,125	$5,174	$2,389	$19,592
	Excise Taxes on Products	(4,779)	(2,918)	(2,413)	(1,562)	(11,672)
	Net Revenues excluding Excise Taxes	2,125	2,207	2,761	827	7,920

Variance	Currency	118	(9)	(196)	(33)	(120)
	Acquisitions	—	—	—	—	—
	Operations	38	87	(22)	24	127
	Variance Total	156	78	(218)	(9)	7
	Variance Total (%)	7.3%	3.5%	(7.9)%	(1.1)%	0.1%

	Variance excluding Currency	38	87	(22)	24	127
	Variance excluding Currency (%)	1.8%	3.9%	(0.8)%	2.9%	1.6%

	Variance excluding Currency & Acquisitions	38	87	(22)	24	127
	Variance excluding Currency & Acquisitions (%)	1.8%	3.9%	(0.8)%	2.9%	1.6%

(1) 2013 Currency increased (decreased) net revenues as follows:
	European Union	$387
	EEMA	(62)
	Asia	(310)
	Latin America & Canada	(124)
		$(109)

						Schedule 3
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2013	$1,207	$1,088	$1,097	$267	$3,659
2012	1,085	1,047	1,297	267	3,696
% Change	11.2%	3.9%	(15.4)%	—%	(1.0)%

Reconciliation:
For the quarter ended September 30, 2012	$1,085	$1,047	$1,297	$267	$3,696

2012 Asset impairment and exit costs	—	—	24	10	34
2013 Asset impairment and exit costs	—	—	—	—	—

Acquired businesses	—	—	—	—	—
Currency	63	(32)	(178)	(13)	(160)
Operations	59	73	(46)	3	89
For the quarter ended September 30, 2013	$1,207	$1,088	$1,097	$267	$3,659

		Schedule 4
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Quarters Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2013 Diluted Earnings Per Share		$1.44	(1)
2012 Diluted Earnings Per Share		$1.32	(1)
Change		$0.12
% Change		9.1%

Reconciliation:
2012 Diluted Earnings Per Share		$1.32	(1)

Special Items:
2012 Asset impairment and exit costs		0.01
2012 Tax items		0.05
2013 Asset impairment and exit costs		—
2013 Tax items		—

Currency		(0.09)
Interest		(0.01)
Change in tax rate		0.03
Impact of lower shares outstanding and share-based payments		0.05
Operations		0.08
2013 Diluted Earnings Per Share		$1.44	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	Q3 2013	Q3 2012

Net earnings attributable to PMI	$2,340	$2,227
Less distributed and undistributed earnings attributable
to share-based payment awards	12	12
Net earnings for basic and diluted EPS	$2,328	$2,215

Weighted-average shares for basic and diluted EPS	1,614	1,683

			Schedule 5
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Statements of Earnings
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

	2013	2012	% Change
Net revenues	$59,639	$57,651	3.4%
Cost of sales	7,808	7,692	1.5%
Excise taxes on products (1)	36,211	34,163	6.0%
Gross profit	15,620	15,796	(1.1)%
Marketing, administration and research costs	5,074	4,888
Asset impairment and exit costs	8	50
Operating companies income	10,538	10,858	(2.9)%
Amortization of intangibles	71	73
General corporate expenses	155	155
Operating income	10,312	10,630	(3.0)%
Interest expense, net	721	633
Earnings before income taxes	9,591	9,997	(4.1)%
Provision for income taxes	2,777	3,034	(8.5)%
Net earnings	6,814	6,963	(2.1)%
Net earnings attributable to noncontrolling interests	225	258
Net earnings attributable to PMI	$6,589	$6,705	(1.7)%

Per share data:(2)
Basic earnings per share	$4.02	$3.92	2.6%
Diluted earnings per share	$4.02	$3.92	2.6%

(1) The segment detail of excise taxes on products sold for the nine months ended September 30, 2013 and 2012 is shown on Schedule 6.

(2) Net earnings and weighted-average shares used in the basic and diluted earnings per share computations for the nine months ended September 30, 2013 and 2012 are shown on Schedule 8, Footnote 1.

						Schedule 6
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

		Net Revenues excluding Excise Taxes
		European Union	EEMA	Asia	Latin America & Canada	Total

2013	Net Revenues (1)	$21,255	$15,346	$15,776	$7,262	$59,639
	Excise Taxes on Products	(14,798)	(8,837)	(7,751)	(4,825)	(36,211)
	Net Revenues excluding Excise Taxes	6,457	6,509	8,025	2,437	23,428

2012	Net Revenues	$20,654	$14,256	$15,668	$7,073	$57,651
	Excise Taxes on Products	(14,191)	(8,063)	(7,275)	(4,634)	(34,163)
	Net Revenues excluding Excise Taxes	6,463	6,193	8,393	2,439	23,488

Variance	Currency	120	(48)	(458)	(80)	(466)
	Acquisitions	—	—	—	—	—
	Operations	(126)	364	90	78	406
	Variance Total	(6)	316	(368)	(2)	(60)
	Variance Total (%)	(0.1)%	5.1%	(4.4)%	(0.1)%	(0.3)%

	Variance excluding Currency	(126)	364	90	78	406
	Variance excluding Currency (%)	(1.9)%	5.9%	1.1%	3.2%	1.7%

	Variance excluding Currency & Acquisitions	(126)	364	90	78	406
	Variance excluding Currency & Acquisitions (%)	(1.9)%	5.9%	1.1%	3.2%	1.7%

(1) 2013 Currency increased (decreased) net revenues as follows:
	European Union	$403
	EEMA	(118)
	Asia	(666)
	Latin America & Canada	(313)
		$(694)

					Schedule 7
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Selected Financial Data by Business Segment
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

	Operating Companies Income
	European Union	EEMA	Asia	Latin America & Canada	Total
2013	$3,227	$2,968	$3,567	$776	$10,538
2012	3,232	2,805	4,068	753	10,858
% Change	(0.2)%	5.8%	(12.3)%	3.1%	(2.9)%

Reconciliation:
For the nine months ended September 30, 2012	$3,232	$2,805	$4,068	$753	$10,858

2012 Asset impairment and exit costs	—	—	24	26	50
2013 Asset impairment and exit costs	—	—	(8)	—	(8)

Acquired businesses	—	—	—	—	—
Currency	53	(63)	(393)	(25)	(428)
Operations	(58)	226	(124)	22	66
For the nine months ended September 30, 2013	$3,227	$2,968	$3,567	$776	$10,538

		Schedule 8
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Diluted Earnings Per Share
For the Nine Months Ended September 30,
($ in millions, except per share data)
(Unaudited)

		Diluted
		E.P.S.

2013 Diluted Earnings Per Share		$4.02	(1)
2012 Diluted Earnings Per Share		$3.92	(1)
Change		$0.10
% Change		2.6%

Reconciliation:
2012 Diluted Earnings Per Share		$3.92	(1)

Special Items:
2012 Asset impairment and exit costs		0.02
2012 Tax items		0.05
2013 Asset impairment and exit costs		—
2013 Tax items		(0.01)

Currency		(0.23)
Interest		(0.04)
Change in tax rate		0.04
Impact of lower shares outstanding and share-based payments		0.16
Operations		0.11
2013 Diluted Earnings Per Share		$4.02	(1)

(1) Basic and diluted EPS were calculated using the following (in millions):

	YTD September 2013	YTD September 2012

Net earnings attributable to PMI	$6,589	$6,705
Less distributed and undistributed earnings attributable
to share-based payment awards	35	36
Net earnings for basic and diluted EPS	$6,554	$6,669

Weighted-average shares for basic and diluted EPS	1,630	1,701

			Schedule 9
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Condensed Balance Sheets
($ in millions, except ratios)
(Unaudited)

	September 30,		December 31,
	2013		2012
Assets
Cash and cash equivalents	$3,382		$2,983
All other current assets	12,634		13,607
Property, plant and equipment, net	6,583		6,645
Goodwill	9,177		9,900
Other intangible assets, net	3,290		3,619
Investments in unconsolidated subsidiaries	665		24
Other assets	1,064		892
Total assets	$36,795		$37,670

Liabilities and Stockholders' (Deficit) Equity
Short-term borrowings	$3,668		$2,419
Current portion of long-term debt	1,255		2,781
All other current liabilities	11,095		11,816
Long-term debt	21,877		17,639
Deferred income taxes	1,807		1,875
Other long-term liabilities	3,001		2,993
Total liabilities	42,703		39,523

Redeemable noncontrolling interest	1,283		1,301

Total PMI stockholders' deficit	(7,429)		(3,476)
Noncontrolling interests	238		322
Total stockholders' deficit	(7,191)		(3,154)
Total liabilities and stockholders' (deficit) equity	$36,795		$37,670

Total debt	$26,800		$22,839
Total debt to EBITDA	1.86	(1)	1.55	(1)
Net debt to EBITDA	1.62	(1)	1.35	(1)

(1) For the calculation of Total Debt to EBITDA and Net Debt to EBITDA ratios, refer to Schedule 18.

													Schedule 10
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$7,487	$5,206	$2,281	$118	$2,163	$—	$2,163	European Union	$6,904	$4,779	$2,125	7.3%	1.8%	1.8%
5,546	3,261	2,285	(9)	2,294	—	2,294	EEMA	5,125	2,918	2,207	3.5%	3.9%	3.9%
5,144	2,601	2,543	(196)	2,739	—	2,739	Asia	5,174	2,413	2,761	(7.9)%	(0.8)%	(0.8)%
2,452	1,634	818	(33)	851	—	851	Latin America & Canada	2,389	1,562	827	(1.1)%	2.9%	2.9%

$20,629	$12,702	$7,927	$(120)	$8,047	$—	$8,047	PMI Total	$19,592	$11,672	$7,920	0.1%	1.6%	1.6%

2013								2012			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$1,207			$63	$1,144	$—	$1,144	European Union			$1,085	11.2%	5.4%	5.4%
1,088			(32)	1,120	—	1,120	EEMA			1,047	3.9%	7.0%	7.0%
1,097			(178)	1,275	—	1,275	Asia			1,297	(15.4)%	(1.7)%	(1.7)%
267			(13)	280	—	280	Latin America & Canada			267	—%	4.9%	4.9%

$3,659			$(160)	$3,819	$—	$3,819	PMI Total			$3,696	(1.0)%	3.3%	3.3%

													Schedule 11
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Quarters Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$1,207	$—	$1,207	$63	$1,144	$—	$1,144	European Union	$1,085	$—	$1,085	11.2%	5.4%	5.4%
1,088	—	1,088	(32)	1,120	—	1,120	EEMA	1,047	—	1,047	3.9%	7.0%	7.0%
1,097	—	1,097	(178)	1,275	—	1,275	Asia	1,297	(24)	1,321	(17.0)%	(3.5)%	(3.5)%
267	—	267	(13)	280	—	280	Latin America & Canada	267	(10)	277	(3.6)%	1.1%	1.1%

$3,659	$—	$3,659	$(160)	$3,819	$—	$3,819	PMI Total	$3,696	$(34)	$3,730	(1.9)%	2.4%	2.4%

2013								2012				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$1,144	$2,163	52.9%		$1,144	$2,163	52.9%	European Union	$1,085	$2,125	51.1%		1.8	1.8
1,120	2,294	48.8%		1,120	2,294	48.8%	EEMA	1,047	2,207	47.4%		1.4	1.4
1,275	2,739	46.5%		1,275	2,739	46.5%	Asia	1,321	2,761	47.8%		(1.3)	(1.3)
280	851	32.9%		280	851	32.9%	Latin America & Canada	277	827	33.5%		(0.6)	(0.6)

$3,819	$8,047	47.5%		$3,819	$8,047	47.5%	PMI Total	$3,730	$7,920	47.1%		0.4	0.4

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 10.

			Schedule 12
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$1.44	$1.32	9.1%

Adjustments:
Asset impairment and exit costs	—	0.01
Tax items	—	0.05

Adjusted Diluted EPS	$1.44	$1.38	4.3%

Less:
Currency impact	(0.09)

Adjusted Diluted EPS, excluding Currency	$1.53	$1.38	10.9%

				Schedule 13
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Quarters Ended September 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$1.44	$1.32	9.1%

Less:
Currency impact	(0.09)

Reported Diluted EPS, excluding Currency	$1.53	$1.32	15.9%

													Schedule 14
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Adjustments for the Impact of Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Reported Net Revenues excluding Excise Taxes
Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Less Currency	Reported Net Revenues excluding Excise Taxes & Currency	Less Acquisi- tions	Reported Net Revenues excluding Excise Taxes, Currency & Acquisitions		Reported Net Revenues	Less Excise Taxes	Reported Net Revenues excluding Excise Taxes	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions
$21,255	$14,798	$6,457	$120	$6,337	$—	$6,337	European Union	$20,654	$14,191	$6,463	(0.1)%	(1.9)%	(1.9)%
15,346	8,837	6,509	(48)	6,557	—	6,557	EEMA	14,256	8,063	6,193	5.1%	5.9%	5.9%
15,776	7,751	8,025	(458)	8,483	—	8,483	Asia	15,668	7,275	8,393	(4.4)%	1.1%	1.1%
7,262	4,825	2,437	(80)	2,517	—	2,517	Latin America & Canada	7,073	4,634	2,439	(0.1)%	3.2%	3.2%

$59,639	$36,211	$23,428	$(466)	$23,894	$—	$23,894	PMI Total	$57,651	$34,163	$23,488	(0.3)%	1.7%	1.7%

2013								2012			% Change in Reported Operating Companies Income
Reported Operating Companies Income			Less Currency	Reported Operating Companies Income excluding Currency	Less Acquisi- tions	Reported Operating Companies Income excluding Currency & Acquisitions				Reported Operating Companies Income	Reported	Reported excluding Currency	Reported excluding Currency & Acquisitions

$3,227			$53	$3,174	$—	$3,174	European Union			$3,232	(0.2)%	(1.8)%	(1.8)%
2,968			(63)	3,031	—	3,031	EEMA			2,805	5.8%	8.1%	8.1%
3,567			(393)	3,960	—	3,960	Asia			4,068	(12.3)%	(2.7)%	(2.7)%
776			(25)	801	—	801	Latin America & Canada			753	3.1%	6.4%	6.4%

$10,538			$(428)	$10,966	$—	$10,966	PMI Total			$10,858	(2.9)%	1.0%	1.0%

													Schedule 15
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Operating Companies Income to Adjusted Operating Companies Income &
Reconciliation of Adjusted Operating Companies Income Margin, excluding Currency and Acquisitions
For the Nine Months Ended September 30,
($ in millions)
(Unaudited)

2013								2012			% Change in Adjusted Operating Companies Income
Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Less Currency	Adjusted Operating Companies Income excluding Currency	Less Acquisi- tions	Adjusted Operating Companies Income excluding Currency & Acquisitions		Reported Operating Companies Income	Less Asset Impairment & Exit Costs	Adjusted Operating Companies Income	Adjusted	Adjusted excluding Currency	Adjusted excluding Currency & Acquisitions

$3,227	$—	$3,227	$53	$3,174	$—	$3,174	European Union	$3,232	$—	$3,232	(0.2)%	(1.8)%	(1.8)%
2,968	—	2,968	(63)	3,031	—	3,031	EEMA	2,805	—	2,805	5.8%	8.1%	8.1%
3,567	(8)	3,575	(393)	3,968	—	3,968	Asia	4,068	(24)	4,092	(12.6)%	(3.0)%	(3.0)%
776	—	776	(25)	801	—	801	Latin America & Canada	753	(26)	779	(0.4)%	2.8%	2.8%

$10,538	$(8)	$10,546	$(428)	$10,974	$—	$10,974	PMI Total	$10,858	$(50)	$10,908	(3.3)%	0.6%	0.6%

2013								2012				% Points Change
Adjusted Operating Companies Income excluding Currency	Net Revenues excluding Excise Taxes & Currency(1)	Adjusted Operating Companies Income Margin excluding Currency		Adjusted Operating Companies Income excluding Currency & Acquisitions	Net Revenues excluding Excise Taxes, Currency & Acquisitions(1)	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions		Adjusted Operating Companies Income	Net Revenues excluding Excise Taxes(1)	Adjusted Operating Companies Income Margin		Adjusted Operating Companies Income Margin excluding Currency	Adjusted Operating Companies Income Margin excluding Currency & Acquisitions

$3,174	$6,337	50.1%		$3,174	$6,337	50.1%	European Union	$3,232	$6,463	50.0%		0.1	0.1
3,031	6,557	46.2%		3,031	6,557	46.2%	EEMA	2,805	6,193	45.3%		0.9	0.9
3,968	8,483	46.8%		3,968	8,483	46.8%	Asia	4,092	8,393	48.8%		(2.0)	(2.0)
801	2,517	31.8%		801	2,517	31.8%	Latin America & Canada	779	2,439	31.9%		(0.1)	(0.1)

$10,974	$23,894	45.9%		$10,974	$23,894	45.9%	PMI Total	$10,908	$23,488	46.4%		(0.5)	(0.5)

(1) For the calculation of net revenues excluding excise taxes, currency and acquisitions, refer to Schedule 14.

			Schedule 16
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS and Adjusted Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$4.02	$3.92	2.6%

Adjustments:
Asset impairment and exit costs	—	0.02
Tax items	0.01	0.05

Adjusted Diluted EPS	$4.03	$3.99	1.0%

Less:
Currency impact	(0.23)

Adjusted Diluted EPS, excluding Currency	$4.26	$3.99	6.8%

				Schedule 17
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Reported Diluted EPS, excluding Currency
For the Nine Months Ended September 30,
(Unaudited)

	2013	2012	% Change

Reported Diluted EPS	$4.02	$3.92	2.6%

Less:
Currency impact	(0.23)

Reported Diluted EPS, excluding Currency	$4.25	$3.92	8.4%

				Schedule 18
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Calculation of Total Debt to EBITDA and Net Debt to EBITDA Ratios
($ in millions, except ratios)
(Unaudited)

	For the Year Ended			For the Year Ended
	September 30,			December 31,
		2013		2012
	October ~ December	January ~ September	12 months
	2012	2013	rolling

Earnings before income taxes	$2,990	$9,591	$12,581	$12,987
Interest expense, net	226	721	947	859
Depreciation and amortization	233	659	892	898
EBITDA	$3,449	$10,971	$14,420	$14,744

			September 30,	December 31,
			2013	2012

Short-term borrowings			$3,668	$2,419
Current portion of long-term debt			1,255	2,781
Long-term debt			21,877	17,639
Total Debt			$26,800	$22,839
Less: Cash and cash equivalents			3,382	2,983
Net Debt			$23,418	$19,856

Ratios
Total Debt to EBITDA			1.86	1.55
Net Debt to EBITDA			1.62	1.35

						Schedule 19
PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow, excluding Currency
Reconciliation of Operating Cash Flow to Operating Cash Flow, excluding Currency
For the Quarters and Nine Months Ended September 30,
($ in millions)
(Unaudited)

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change

Net cash provided by operating activities(a)	$3,315	$2,393	38.5%	$7,815	$7,771	0.6%

Less:
Capital expenditures	301	243		821	719

Free cash flow	$3,014	$2,150	40.2%	$6,994	$7,052	(0.8)%

Less:
Currency impact	(114)			(135)

Free cash flow, excluding currency	$3,128	$2,150	45.5%	$7,129	$7,052	1.1%

	For the Quarters Ended			For the Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change

Net cash provided by operating activities(a)	$3,315	$2,393	38.5%	$7,815	$7,771	0.6%

Less:
Currency impact	(116)			(150)
Net cash provided by operating activities, excluding currency	$3,431	$2,393	43.4%	$7,965	$7,771	2.5%

(a) Operating cash flow.

		Schedule 20

PHILIP MORRIS INTERNATIONAL INC.
and Subsidiaries
Reconciliation of Non-GAAP Measures
Reconciliation of Reported Diluted EPS to Adjusted Diluted EPS
For the Year Ended December 31,
(Unaudited)

	2012

Reported Diluted EPS	$5.17

Adjustments:
Asset impairment and exit costs	0.03
Tax items	0.02

Adjusted Diluted EPS	$5.22